UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 29, 2001




                              GLEN BURNIE BANCORP

             (Exact name of registrant as specified in its charter)


Maryland                                 0-24047                52-1782444
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
of Incorporation)                                            Identification No.)


              101 Crain Highway, S.E., Glen Burnie, Maryland 21061
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (410) 766-3300


                                  Inapplicable
          (Former Name or Former Address if Changed Since Last Report)











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                    INFORMATION TO BE INCLUDED IN THE REPORT



Item 5.  Other Events.

     Reference is made to the press release issued by the Registrant on May 29, 2001, the text of which is attached hereto as Exhibit 99.1, for a description of the event reported pursuant to this Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

The following exhibits are filed herewith:

Exhibit No.
99.1     Press Release dated May 29, 2001






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       GLEN BURNIE BANCORP
                                       (Registrant)


Date: May 29, 2001                     By:       /s/ John I. Young
                                          --------------------------------------
                                          John I. Young
                                          Executive Vice President


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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                                     CONTACT:  Alison Tavik
--------------------------------------------------------------------------------
                                                 410-768-8857 * adtavik@bogb.net


               GLEN BURNIE BANCORP APPROVED FOR NASDAQ MEMBERSHIP
                     Three for two stock dividend announced

Highlights:
-----------
o        NASDAQ listing approval received
o        3 for 2 stock dividend declared
o        Directors re-elected to three-year terms

GLEN BURNIE, MD (May 29, 2001) - Glen Burnie Bancorp (OTCBB-GLBZ), parent company of The Bank of Glen Burnie, today announced that its Common Stock has been approved for listing on the Nasdaq SmallCap Market. The company anticipates that the listing will be effective June 22, 2001.

     In announcing the listing, John I. Young, Executive Vice President and COO said the company is working diligently to make a stable market for its stock.

     "Just one year ago, Glen Burnie Bancorp stock was trading below book value at $12 a share. Recent trades were at $18.30," Young stated. "We are moving in the right direction and Nasdaq SmallCap listing is the next step in the process. We expect Nasdaq listing to increase our visibility and broaden our investor base."

     To meet the listing requirements, Glen Burnie Bancorp must have a one million share public float, excluding directors, officers, employees and 10% stockholders. The company's Board of Directors has approved a 3 for 2 stock dividend to meet this requirement. The dividend will be payable on June 21, 2001 to shareholders of record at the close of business on June 7, 2001. Fractional shares will not be issued; cash will be paid in lieu of fractional shares.

     At the company's annual meeting of stockholders held on Thursday, May 10th at La Fontaine Bleu in Glen Burnie, Maryland, stockholders re-elected F. William Kuethe, Jr., William N. Scherer, Sr., Thomas Clocker and Karen Thorwarth to three-year terms as directors. They also voted to authorize the company to appoint an outside auditing firm for the 2001 fiscal year.

     During his remarks, President & CEO F. William Kuethe, Jr. reported that the company realized net income of $467,000 or $.42 basic earnings per share (pre-stock dividend) in the quarter ended March 31, 2001, representing a 27 percent increase in basic earnings per share. On April 3, 2001, the company paid a 15 cent ($0.15) dividend per share of common stock to shareholders of record at the close of business on March 19, 2001, marking the company's 34th consecutive quarterly dividend.

     "Our   performance   illustrates   that  we  are  committed  to  increasing
shareholder value," said Kuethe. "An important factor in our success is the continued support of our investors."


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     Glen  Burnie   Bancorp,   parent  company  to  The  Bank  of  Glen  Burnie,
(www.thebankofglenburnie.com) maintains assets totaling more than $244 million. The Bank of Glen Burnie is a locally-owned community bank with seven branches serving Anne Arundel County.

                                     # # # #

     Certain information contained in this news release, which does not relate to historical financial information, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, which could cause the company's actual results in the future to differ materially from its historical results and those presently anticipated or projected. For a more complete discussion of these and other risk factors, please see the company's reports filed with the Securities and Exchange Commission.